Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

First Quarter 2018 Results and a Quarterly Dividend

New York, NY, May 3, 2018......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2018.

Consolidated net sales for the first quarter of 2018 were $261.8 million, compared to consolidated net sales of $282.4 million during the comparable quarter in 2017. Earnings from continuing operations for the first quarter of 2018 were $8.6 million or 37 cents per diluted share, compared to $16.4 million or 70 cents per diluted share in the first quarter of 2017. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2018 were $10.5 million or 46 cents per diluted share, compared to $17.1 million or 74 cents per diluted share in the first quarter of 2017.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President stated, “Our overall business experienced declines in sales and margins in the first quarter, compared to the first quarter of 2017, with different dynamics affecting each division. The shortfall is largely due to events that are either timing-related or temporary, as described below.

“Engine Management sales decreased by 5.6% in the first quarter, compared to the first quarter of 2017. Excluding our wire and cable business, which is in general decline due to the product life cycle, the Engine Management business was down 2.7%. As previously reported, a few of our large customers placed heavy pipeline orders during the early months of 2017, as they looked to expand their offering in both depth and breadth. This was not repeated in 2018 and that accounts for the entire shortfall.

“Overall, our major customers reported a sales increase in Engine Management in the low single digits during the first quarter, in line with our long-term forecasts. As we have said, our customers’ sales are a better indicator of our results than their purchases, which can vary significantly quarter to quarter based on ordering patterns.

“Our Engine Management gross margins continue to be impacted by temporary costs associated with the multiple plant moves. On a positive note, in March of this year we were able to fully exit both the Orlando and Nogales facilities, and going forward we will have eliminated these duplicate plant expenses.  The receiving locations are doing well and showing continuous improvement, but are still working towards returning to historic run-rate efficiencies, which we expect to achieve by year-end.

“Our Temperature Control sales were down 14% compared with the first quarter of 2017.  The Temperature Control business in the first quarter is comprised almost entirely of pre-season build orders, which reflect the previous year’s selling season and resulting customer inventory levels. 2016 was a very warm summer, and our customers ended that year with below average inventories. Their first quarter 2017 orders were therefore very strong – up 24% from the first quarter of 2016, which makes the comparisons this year quite difficult.  Again, these sales are merely positioning our customers for the summer – ultimately, our year is determined by how hot it gets in-season, and time will tell for 2018.

“Temperature Control gross margin reductions were entirely due to our decreasing of production in response to the cooler 2017 season and the resulting under-absorption of overhead in our factories. Now that the closure of Grapevine is complete and our two Chinese joint ventures are performing well, we expect a return to our more recent healthy margin performance.

“In conclusion, while we are not satisfied with our first quarter results, we believe that the causes are relatively short-term in nature, and that as we continue to implement the initiatives we have begun, we anticipate gradual improvement throughout the balance of the year.”

The Board of Directors has approved payment of a quarterly dividend of 21 cents per share on the common stock outstanding. The dividend will be paid on June 1, 2018 to stockholders of record on May 15, 2018.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, May 3, 2018.  The dial-in number is 877-876-9173 (domestic) or 785-424-1670 (international). The playback number is 800-839-8798 (domestic) or 402-220-6078 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)
	THREE MONTHS ENDED
	MARCH 31,
	2018	2017
	(Unaudited)
NET SALES	$261,826	$282,378

COST OF SALES	189,237	198,268

GROSS PROFIT	72,589	84,110

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	57,717	57,417
RESTRUCTURING AND INTEGRATION EXPENSES	2,836	1,547
OTHER INCOME, NET	271	316

OPERATING INCOME	12,307	25,462

OTHER NON-OPERATING INCOME (EXPENSE), NET	(31)	880

INTEREST EXPENSE	632	468

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	11,644	25,874

PROVISION FOR INCOME TAXES	3,047	9,507

EARNINGS FROM CONTINUING OPERATIONS	8,597	16,367

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(608)	(633)

NET EARNINGS	$7,989	$15,734

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.38	$0.72
DISCONTINUED OPERATION	(0.02)	(0.03)
NET EARNINGS PER COMMON SHARE - BASIC	$0.36	$0.69

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.37	$0.70
DISCONTINUED OPERATION	(0.02)	(0.03)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.35	$0.67

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,498,510	22,846,595
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,967,281	23,313,773

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income
(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2018		2017
	(Unaudited)
Revenues
Engine Management	$199,488		$211,314
Temperature Control	60,231		70,290
All Other	2,107		774
	$261,826		$282,378

Gross Margin
Engine Management	$56,470	28.3%	$64,124	30.3%
Temperature Control	13,667	22.7%	17,707	25.2%
All Other	2,452		2,279
	$72,589	27.7%	$84,110	29.8%

Selling, General & Administrative
Engine Management	$36,264	18.2%	$36,028	17.0%
Temperature Control	12,829	21.3%	13,006	18.5%
All Other	8,624		8,383
	$57,717	22.0%	$57,417	20.3%

Operating Income
Engine Management	$20,206	10.1%	$28,096	13.3%
Temperature Control	838	1.4%	4,701	6.7%
All Other	(6,172)		(6,104)
	14,872	5.7%	26,693	9.5%
Restructuring & Integration	(2,836)	-1.1%	(1,547)	-0.5%
Other Income, Net	271	0.1%	316	0.1%
	$12,307	4.7%	$25,462	9.0%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED MARCH 31,
	2018	2017
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$8,597	$16,367

RESTRUCTURING AND INTEGRATION EXPENSES	2,836	1,547
GAIN FROM SALE OF BUILDINGS	(218)	(262)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(681)	(514)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$10,534	$17,138

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.37	$0.70

RESTRUCTURING AND INTEGRATION EXPENSES	0.12	0.07
GAIN FROM SALE OF BUILDINGS	(0.01)	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.02)	(0.02)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.46	$0.74

OPERATING INCOME

GAAP OPERATING INCOME	$12,307	$25,462

RESTRUCTURING AND INTEGRATION EXPENSES	2,836	1,547
OTHER INCOME, NET	(271)	(316)

NON-GAAP OPERATING INCOME	$14,872	$26,693

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)

ASSETS

CASH	$26,226	$17,323

ACCOUNTS RECEIVABLE, GROSS	165,816	145,024
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,243	4,967
ACCOUNTS RECEIVABLE, NET	160,573	140,057

INVENTORIES	329,784	326,411
UNRETURNED CUSTOMER INVENTORY	18,674	-
OTHER CURRENT ASSETS	12,672	12,300

TOTAL CURRENT ASSETS	547,929	496,091

PROPERTY, PLANT AND EQUIPMENT, NET	92,237	89,103
GOODWILL	67,534	67,413
OTHER INTANGIBLES, NET	54,411	56,261
DEFERRED INCOME TAXES	32,469	32,420
INVESTMENT IN UNCONSOLIDATED AFFILIATES	35,703	31,184
OTHER ASSETS	15,917	15,095

TOTAL ASSETS	$846,200	$787,567

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$90,000	$57,000
CURRENT PORTION OF OTHER DEBT	5,880	4,699
ACCOUNTS PAYABLE	90,718	77,990
ACCRUED CUSTOMER RETURNS	43,031	35,916
ACCRUED CORE LIABILITY	23,751	11,899
OTHER CURRENT LIABILITIES	85,148	98,393

TOTAL CURRENT LIABILITIES	338,528	285,897

OTHER LONG-TERM DEBT	42	79
ACCRUED ASBESTOS LIABILITIES	32,769	33,376
OTHER LIABILITIES	15,352	14,561

TOTAL LIABILITIES	386,691	333,913

TOTAL STOCKHOLDERS' EQUITY	459,509	453,654

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$846,200	$787,567

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2018	2017
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$7,989	$15,734
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH USED IN OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	6,016	5,631
OTHER	4,459	3,870
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(20,367)	(45,325)
INVENTORY	(3,390)	(19,344)
ACCOUNTS PAYABLE	10,674	13,664
PREPAID EXPENSES AND OTHER CURRENT ASSETS	1,559	2,065
SUNDRY PAYABLES AND ACCRUED EXPENSES	(12,997)	(2,269)
OTHER	(95)	(910)
NET CASH USED IN OPERATING ACTIVITIES	(6,152)	(26,884)

CASH FLOWS FROM INVESTING ACTIVITIES
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(6,472)	-
CAPITAL EXPENDITURES	(6,903)	(3,234)
OTHER INVESTING ACTIVITIES	-	2
NET CASH USED IN INVESTING ACTIVITIES	(13,375)	(3,232)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	34,054	27,224
PURCHASE OF TREASURY STOCK	(3,221)	(1,267)
DIVIDENDS PAID	(4,721)	(4,338)
OTHER FINANCING ACTIVITIES	1,885	3,650
NET CASH PROVIDED BY FINANCING ACTIVITIES	27,997	25,269

EFFECT OF EXCHANGE RATE CHANGES ON CASH	433	632
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,903	(4,215)
CASH AND CASH EQUIVALENTS at beginning of period	17,323	19,796
CASH AND CASH EQUIVALENTS at end of period	$26,226	$15,581